UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported) January 20, 2016 (January 13, 2016)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 13, 2016, Ultralife Corporation (the “Company”) and PNC Bank, National Association entered into a Fifth Amendment to their Revolving Credit, Guaranty and Security Agreement, providing consent for the Company’s wholly-owned subsidiary to complete the Acquisition described in Item 2.01 below.

A copy of the Fifth Amendment is attached as an exhibit to this Form 8-K and incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 13, 2016, Ultralife UK Limited (the “Merger Subsidiary”), a U.K. corporation and the Company’s wholly-owned subsidiary, completed the acquisition of all of the outstanding stock of Accutronics Limited (“Accutronics”), a U.K. corporation based in Newcastle-under-Lyme, U.K., from Intrinsic Equity Limited, Catapult Growth Fund Limited Partnership, MJF Pension Trustees Limited, Robert Andrew Phillips and Michael Allen (collectively, the “Sellers”). There are no material relationships between the Company or Merger Subsidiary and any of the Sellers, other than pertaining to this acquisition. Accutronics is a leading independent designer and manufacturer of smart batteries and charger systems for high-performance, feature-laden portable and handheld electronic devices.

The acquisition was completed pursuant to the terms of a Share Purchase Agreement dated January 13, 2016, by and among the Merger Subsidiary and the Sellers. The Merger Subsidiary paid an aggregate purchase price of £7.575 million (approximately $11.0 million) in cash, and in exchange the Merger Subsidiary received all of the outstanding shares of Accutronics stock. Monies to fund the purchase price were advanced to the Merger Subsidiary from the Company’s general corporate funds.

The purchase price is subject to adjustment based on the difference between actual and estimated amounts of working capital of Accutronics as well as the amount of net cash/indebtedness of Accutronics.

The Company plans to file the Accutronics Stock Purchase Agreement with the Company’s Annual Report on Form 10-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K no later than 71 days after the date hereof.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K no later than 71 days after the date hereof.

(c)	Exhibits

10.1	Fifth Amendment to Revolving Credit, Guaranty and Security Agreement .

99.1	Press Release, dated January 13, 2016, announcing the completion of the Acquisition of Accutronics Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE CORPORATION

January 20, 2016	By:	/s/ Philip A. Fain
Chief Financial Officer and Treasurer